                                                                   Exhibit 10.19

(MERRILL LYNCH LOGO)


                AMENDMENT TO LOAN DOCUMENTS AND CONSENT AGREEMENT

      Amendment to Loan Documents and Consent Agreement (the "Amendment"), dated as of September 19, 2005 among MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC. ("MLBFS"), COLLEGIATE PACIFIC INC. (the "Customer"), KESSLER TEAM SPORTS INC. ("Kessler"), TOMARK SPORTS INC. ("Tomark"), DIXIE SPORTING GOODS CO., INC. ("Dixie"), CMS OF CENTRAL FLORIDA, INC. ("CMS"), and SALKELD & SONS, INC. (`Salkeld", and together with Kessler, Tomark, Dixie and CMS, the "Guarantors"; and individually, a "Guarantor"). Customer and the Guarantors are collectively referred to herein as the "Credit Parties"; and individually as a "Credit Party".

                                    RECITALS

      Customer and MLBFS are parties to a WCMA Loan and Security Agreement No. 586-07067 dated December 16, 2003, as amended and/or extended from time to time (as so amended and/or extended, the "Loan Agreement"). Customer has requested that the maximum amount of the WCMA Line of Credit established by and maintained under the Loan Agreement be increased, that the term of the Loan Agreement be extended, and that certain other changes be made to the Loan Documents, and MLBFS has agreed to such increase, extension and changes, all upon the terms and subject to the conditions set forth herein. Customer has also requested that MLBFS consent to the proposed activity and/or transactions set forth herein in
Section 3 of this Amendment under the caption "Limited Consent", and MLBFS has agreed to do so, all upon the terms and subject to the conditions set forth herein.

      Accordingly, in consideration of the mutual covenants and agreements contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Credit Parties and MLBFS hereby agree as follows:

      1. Defined Terms. Capitalized terms used but not defined in this Amendment (including, without limitation, in the recital clauses of this Amendment) shall have the respective meanings assigned to those terms in the Loan Agreement.

      2. Amendments to Loan Agreement. As of the Amendment Effective Date (as defined below), the Loan Agreement is hereby amended as follows:

            (a) The first sentence of the definition of "Interest Rate" in
Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows: "'Interest Rate' shall mean a variable per annum rate of interest equal to the sum of 1.75% plus the One-Month LIBOR."

            (b) Clause (B) of the definition of "Maximum WCMA Line of Credit" in
Section 1.1 of the Loan Agreement is hereby amended by deleting the amount "$12,000,000" therein and by inserting the amount "$20,000,000" in its place.

            (c) The definition of "Initial Maturity Date" in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows: "'Initial Maturity Date' shall mean the first date upon which the WCMA Line of Credit will expire (subject to renewal in accordance with the terms hereof): to wit: September 30, 2006."

            (d) The form of Borrowing Base Certificate attached to the Loan Agreement as Exhibit B-1 is hereby replaced by the form of Borrowing Base Certificate attached to this Amendment.

            (e) Section 2.2(b) is hereby amended by adding the following at the end thereof:

            "Upon not less than 15 days advance written notice to Customer, MLBFS shall have the right any time and from time to time in the exercise of its good faith credit judgment to decrease the percentages set forth in clause (A) of the definition of the term "Maximum WCMA Line of Credit" and/or establish reserves against the amount of WCMA Loans and other extensions of credit that Customer may otherwise request under this Loan Agreement, in each case, in such amounts, and with respect to such matters, as MLBFS shall so deem reasonably necessary or appropriate."

            (f) A new Section 2.2(m) is hereby added to the Loan Agreement as follows:

            "(m) UNUSED LINE FEE. Customer shall pay to MLBFS an unused line fee on the average daily unused portion of the $20,000,000 maximum amount of the line of credit established hereby, from the date hereof to and including the Maturity Date, at the rate of .375% per annum (calculated on the basis of a 360-day year for the actual number of days elapsed), payable quarterly in arrears on the last day of each March, June, September and December for the three-month period ending on such date, and on the Maturity Date for the period from the end of the immediately preceding three-month period to and including the Maturity Date."

            (g) Section 3.2(a)(ii) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

            "(i) Within 30 days after the close of each fiscal month of Customer, a copy of the Accounts Receivable Aging of Customer and each Business Guarantor (collectively, the "Monthly Accounts Receivable Agings") as of the end of such fiscal month; provided, that if at the end of any such fiscal month, the aggregate Senior Debt to EBITDA of Customer, Business Guarantors and Sport Supply Group, Inc. ("SSG") is not greater than 1.25 to 1.00, then in lieu of the foregoing Monthly Accounts Receivable Agings, Customer shall furnish or cause to be furnished a summary accounts receivable aging and report of Customer and each Business Guarantor, in form and substance satisfactory to MLBFS (the "Summary AR Report"), as of the end of such fiscal month and, thereafter and as long as the aggregate Senior Debt to EBITDA of Customer, Business Guarantors and SSG is not greater than 1.25 to 1.00, Customer shall furnish or cause to be furnished a Summary AR Report, on a quarterly basis, within 30 days of each March 31, June 30, September 30 and December 31; provided, further, that if at any time thereafter, and during the period that, the aggregate Senior Debt to EBITDA of Customer, Business Guarantors and SSG shall again be greater than 1.25 to 1.00, then commencing with the fiscal month during which such Senior Debt to EBITDA shall again be greater than 1.25 to 1.00, Customer shall furnish or cause to be furnished the Monthly Accounts Receivable Agings at the times and otherwise as required above in this Section 3.2(a)(ii). "

            (h) Section 3.2(a)(iii) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

            "(iii) Within 30 days after the close of each fiscal month of Customer, a copy of the Inventory Report (as and to the extent applicable, breaking out inventory by location, and separately reporting any work in process) of Customer and each Business Guarantor (collectively, the "Monthly Inventory Reports) as of the end of such fiscal month; provided, that if at the end of any such fiscal month, the aggregate Senior Debt to EBITDA of Customer, Business Guarantors and SSG is not greater than 1.25 to 1.00, then in lieu of the foregoing Monthly Inventory Reports, Customer shall furnish or cause to be furnished a summary inventory report of Customer and each Business Guarantor, in form and substance satisfactory to MLBFS (the "Summary Inventory Report"), as of the end of such fiscal month and, thereafter and as long as the aggregate Senior Debt to EBITDA of Customer, Business Guarantors and SSG is not greater than 1.25 to 1.00, Customer shall furnish or cause to be furnished a Summary Inventory Report, on a quarterly basis, within 30 days of each March 31, June 30, September 30 and December 31; provided, further, that if at any time thereafter, and during the period that, the aggregate Senior Debt to EBITDA of Customer, Business Guarantors and SSG shall again be greater than
            1.25 to 1.00, then commencing with the fiscal month during which such Senior Debt to EBITDA shall again be greater than 1.25 to 1.00, Customer shall furnish or cause to be furnished the Monthly Inventory Reports at the times and otherwise as required above in this Section 3.2(a)(iii)."

            (i) Section 3.2(a)(vii) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

            "(vii) Within 30 days after the close of each fiscal month of Customer, a Borrowing Base Certificate, duly executed by an authorized officer of Customer, in the form of Exhibit B-1 attached hereto; provided, that if at the end of any such fiscal month, the aggregate Senior Debt to EBITDA of Customer, Business Guarantors and SSG is not greater than 1.25 to 1.00, then no Borrowing Base Certificate shall be required for such fiscal month, or for any fiscal month thereafter as long as the aggregate Senior Debt to EBITDA of Customer, Business Guarantors and SSG is not greater than
            1.25 to 1.00; provided, further, that if at any time thereafter, and during the period that, the aggregate Senior Debt to EBITDA of Customer, Business Guarantors and SSG shall again be greater than
            1.25 to 1.00, then commencing with the fiscal month during which such Senior Debt to EBITDA shall be greater than 1.25 to 1.00, Customer shall furnish or cause to be furnished a Borrowing Base Certificate at the times and otherwise as required above in this
            Section 3.2(a)(vii)."

            (j) Section 3.3(h) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

            "FIXED CHARGE COVERAGE. As at June 30, 2005 and at all times thereafter, the aggregate "Fixed Charge Coverage Ratio" of Customer, Business Guarantors and SSG shall at all times exceed 1.20 to 1.00. For purposes hereof, "Fixed Charge Coverage Ratio" shall mean the ratio of: (a) income before interest (including payments in the nature of interest under capital leases), taxes, depreciation, amortization, and other non-cash charges, minus any internally financed capital expenditures, to (b) the sum of (i) dividends and other distributions paid or payable to shareholders, any taxes paid in cash, and interest expense, as determined on a trialing 12-month basis, plus (ii) the aggregate principal scheduled to be paid or accrued over the next 12 month period, all as set forth in Customer's, Business Guarantors' and SSG's regular quarterly and annual financial statements prepared in accordance with GAAP."

            (k) Section 3.3(m) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

            "SENIOR DEBT TO EBITDA. The aggregate "Senior Debt to EBITDA" of Customer, Business Guarantors and SSG shall not any any time exceed
            2.00 to 1.00. For purposes hereof, "Senior Debt to EBITDA" shall mean the ratio of (a) debt to MLBFS to (b) income before interest (including payments in the nature of interest under capital leases), taxes, depreciation, amortization, and other non-cash charges, all as set forth in Customer's, Business Guarantors' and SSG's regular quarterly and annual financial statements prepared in accordance with GAAP."

            (l) Section 3.3(k) of the Loan Agreement is hereby amended by deleting the amount "$500,000.00" set forth therein and by inserting the amount "$2,000,000.00" in its place.

            (m) A new Section 3.3(n) is hereby added to the Loan Agreement as follows:

            "NO PREPAYMENT OF SUBORDINATED DEBT. None of Customer or any Business Guarantor shall, directly or indirectly, prepay, retire, redeem, repurchase, defease, purchase or otherwise acquire, or set aside any monies or funds for a sinking, defeasance, or other analogous or similar fund for the prepayment, retirement, redemption, repurchase, defeasance, purchase or acquisition of, any debt of Customer or any Business Guarantor that is or may in the future be, in any way, and in whole or in part, subordinated in right or payment or performance to the Obligations (including, without limitation, the 5.75% Convertible Senior Subordinated Notes of Customer)."

      3. Limited Consent.

            (a) From and after the Consent Effective Date, but subject to the conditions set forth in Section 5 below, MLBFS hereby:

            (i) consents to the merger of Sport Supply Group, Inc. ("SSG") with and into Customer, or, if the Reverse Merger Election (as defined below) shall have been elected, the merger of CP Merger Sub, Inc. (the "Merger Sub"), a Delaware corporation and a wholly-owned subsidiary of Customer, with and into SSG, pursuant to which the Company shall acquire all of the outstanding shares of SSG that it shall not own on the closing date of the Merger, for the merger consideration and otherwise upon the terms and conditions set forth in the Agreement and Plan of Merger dated as of September 7, 2005 by and among Customer, the Merger Sub and SSG (the Agreement and Plan of Merger, together with all schedules and exhibits thereto, in each case as in effect on the date of this Amendment (without regard to any amendments, modifications, waivers or supplements thereto), collectively, the "Merger Agreement"); and

            (ii) agrees that the actions contemplated by Section 3(a) above shall not constitute an Event of Default under the Loan Documents.

      (b) The Credit Parties acknowledge and agree that the consent contained in
Section 3(a) shall not be deemed to be or constitute a consent to any future action or inaction on the part of Customer or any other Credit Party that might result in a Default or Event of Default, and shall not constitute a waiver of any covenant, term or provision in the Loan Agreement or the other Loan Documents, or hinder, restrict or otherwise modify the rights and remedies of MLBFS following the occurrence of any present or future Default or Event of Default under the Loan Agreement or any other Loan Document.

      (c) The term "Reverse Merger Election" shall have the meaning assigned to that term in Section 2.2 of the Merger Agreement.

      4. Effective Date of Amendment and Consent.

      (a) This Amendment (other than the provisions of Section 3 above) shall become effective (the "Amendment Effective Date") when, and only when, (i) an officer of MLBFS shall have reviewed and approved this Amendment as being consistent with its internal authorization hereof, and (ii) each of the following conditions precedent have been fulfilled to the satisfaction of MLBFS in its sole discretion: (A) Customer and MLBFS shall have delivered to each other a fully executed counterpart of this Amendment, (B) all legal and other matters incident to the execution, delivery and performance of this Amendment and the documents and instruments contemplated hereby, and the transactions contemplated hereby, shall be satisfactory in form and substance to MLBFS, and
(C) Customer shall have paid to MLBFS a non-refundable, upfront consent and extension fee in the amount of $50,000, which shall be considered to be earned in full on the date of this Amendment.

      (b) The provisions of Section 3 shall be effective as of the date of this Amendment (the "Consent Effective Date"), and shall remain effective unless the closing of the Merger shall not occur on or before January 31, 2006 (in which event such provisions shall become null and void), subject to the following, in each case in form and substance satisfactory to MLBFS:

            (i) the conditions set forth in Section 4(a) shall have been fulfilled; and

            (ii) the Credit Parties will promptly deliver to MLBFS and its counsel a copy of any and all other documents, certificates, agreements, certificates, consents and confirmations in connection with the Merger Agreement, or relating thereto, executed and/or delivered by any of the Credit Parties, including without limitation, all amendments, modifications, supplements and/or waivers to the Merger Agreement, and, at the request of MLBFS, all other documents, certificates, agreements, certificates, consents and confirmations in connection with the Merger Agreement, or relating thereto, all of which shall be subject to review and approval by MLBFS; and

      (c) The Credit Parties acknowledge and agree that failure to comply with any of the conditions set forth in Section 4 within the respective periods set forth above shall constitute an immediate Event of Default under the Loan Documents, without the necessity of notice or any other event of any kind or nature, and the effectiveness of the consent contained in Section 3 shall be void and of no further force or effect.

      5. Representations and Warranties. In order to induce MLBFS to enter into this Amendment, Customer and the other Credit Parties each hereby represents and warrants to MLBFS that (a) the recital clauses set forth in this Amendment are true, complete and correct in all respects and (b) after giving effect to the amendments set forth in Section 2 and the consent set forth in Section 3, all representations and warranties contained in the Loan Agreements and the other Loan Documents are true and correct in all respects on the date hereof and are hereby considered to be remade as of the date hereof, (c) the execution and delivery by Customer and the other Credit Parties of this Amendment does not and will not, by the passage of time, the giving of notice or otherwise: (i) require the approval of any governmental authority or any other Person (other than those approvals which have been obtained and remain effective), or violate any applicable law relating to such Credit Party or (ii) conflict with, result in a breach of or constitute a default under the organizational documents of any Credit Party, or any indenture, agreement or other instrument to which such Credit Party is a party or by which it or any of its properties may be bound,
(d) as of the date hereof and as of the Amendment Effective Date, no Default or Event of Default has occurred and is continuing, nor will any exist immediately after giving effect to this Amendment or after the consummation of the Merger and the transactions contemplated thereby, and (e) the execution, delivery and performance by the Credit Parties of this Consent Agreement have been duly authorized by all necessary corporate and other action.

      6. Ratification and Enforceability of Loan Documents. By executing this Amendment, each of the Credit Parties hereby (a) ratifies, confirms and approves the Loan Agreement and each of the other Loan Documents, each of which shall remain in full force and effect in accordance with their respective terms, and
(b) represents and warrants that the Loan Agreement and Loan Document each constitutes the valid and legally binding obligation of the Credit Parties, as the case may be, enforceable in accordance with its terms. In addition, and without limiting the generality of the foregoing, by executing this Amendment the Guarantors each expressly consent to the amendment and extension of the Loan Agreement and acknowledge and agree that the term "Obligations" under its unconditional guaranty and security agreement and any other Loan Document in favor of or with MLBFS shall extend to and include the Obligations of Customer under the Loan Agreement and the Loan Documents, as amended and extended hereby.

      7. Certain Acknowledgments and Agreements by Customer.

      (a) The Credit Parties agree that, no later than the close of business on October 18, 2005, they will comply with Sections 2(d) and (e) of the Consent Agreement dated as of August 1, 2005 by and among Customer, Kessler, Tomark, Dixie and CMS.

      (b) To induce MLBFS to agree to the terms of this Amendment, the Credit Parties each represents and warrants that as of the date of its execution of this Amendment, there are no claims or offsets against, or rights of recoupment with respect to, or defenses or counterclaims to its obligations (including, without limitation, "Obligations") under, the Loan Documents and, in accordance therewith, the Credit Parties each hereby waives any and all such claims, offsets, rights of recoupment, defenses or counterclaims, whether known or unknown, arising prior to the date of this Amendment, and releases and discharges MLBFS and its officers, directors, employees, agents, stockholders, affiliates and attorneys (collectively, the "Released Parties") from any and all obligations, indebtedness, liabilities, claims, rights, causes of action or demands whatsoever, whether known or unknown, suspected or unsuspected, in law or equity, which the Credit Parties, or any of them, ever had or now has against any Released Party arising prior to the date hereof and from, arising out of, or relating to the Loan Documents.

      8. Miscellaneous.

      (a) Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

      (b) THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW OR ANY OTHER LAWS THAT WOULD MAKE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF ILLINOIS APPLICABLE HERETO.

      (c) Except as expressly herein modified, the terms and conditions of the Loan Agreement and the other Loan Documents shall remain in full force and effect.

      (d) This Amendment is binding upon and shall inure to the benefit of the Credit Parties and their respective successors and assigns, except that none of the Credit Parties may assign or transfer this Amendment or any of their respective rights or obligations hereunder without the prior written consent of MLBFS.

      (e) This Amendment may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed an original signature hereto.

      (f) The headings and captions used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.


                        (signatures appear on next page)

      IN WITNESS WHEREOF, Customer, MLBFS and the Guarantors have signed this Amendment as of the date first above written.

                              COLLEGIATE PACIFIC INC.


                              By: /s/ William R. Estill
                                 -----------------------------------
                              Print Name: William R. Estill
                                         ---------------------------
                              Print Title: Chief Financial Officer
                                          --------------------------

                              MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.


                              By: /s/ Brian Talty
                                 -----------------------------------
                              Print Name: Brian Talty
                                         ---------------------------
                              Print Title: VP, Senior Underwriter
                                          --------------------------

GUARANTORS:

KESSLER TEAM SPORTS INC.


By: /s/ William R. Estill
   -----------------------------------
Print Name: William R. Estill
           ---------------------------
Print Title: Chief Financial Officer
            --------------------------

TOMARK SPORTS INC.


By: /s/ William R. Estill
   -----------------------------------
Print Name: William R. Estill
           ---------------------------
Print Title: Chief Financial Officer
            --------------------------


DIXIE SPORTING GOODS CO., INC.


By: /s/ William R. Estill
   -----------------------------------
Print Name: William R. Estill
           ---------------------------
Print Title: Chief Financial Officer
            --------------------------

CMS OF CENTRAL FLORIDA, INC.


By: /s/ William R. Estill
   -----------------------------------
Print Name: William R. Estill
           ---------------------------
Print Title: Chief Financial Officer
            --------------------------

SALKELD & SONS, INC.


By: /s/ William R. Estill
    ----------------------------------
Print Name: William R. Estill
            --------------------------
Print Title: Chief Financial Officer
             -------------------------

                       FORM OF BORROWING BASE CERTIFICATE

                          EXHIBIT B-1 TO LOAN AGREEMENT



(MERRILL LYNCH LOGO)                                  BORROWING BASE CERTIFICATE


To:   Merrill Lynch Business Financial Services Inc. ("MLBFS")
      222 North LaSalle Street
      17th Floor
      Chicago, IL 60601

The undersigned, on behalf of COLLEGIATE PACIFIC INC. ("Customer"), hereby certifies to MLBFS that: (i) he/she is an officer authorized to execute and deliver this Certificate on behalf of Customer, and is familiar with the business and financial condition of Customer; (ii) the financial statements delivered with this Certificate fairly present in all material respects the results of operations and the financial condition of Customer and, if applicable, Business Guarantors; and (iii) to the best of my knowledge and belief, after reasonable investigation, each of the following statements is true and correct as of the date hereof: (a) no Event of Default or event which with the giving of notice, the passage of time, or both, would constitute an Event of Default, has occurred or is continuing, (b) no material adverse change in the financial condition of Customer or any Business Guarantor has occurred or is continuing, and (c) the attached annexations, which are hereby incorporated herein by reference, are accurate, true and correct, and do not fail to state any material fact known (or should have been known) to Customer or Business Guarantors which would, but for the lapse of time, make any such statement or calculation false in any respect.

Capitalized terms used in this Borrowing Base Certificate shall have the meanings assigned to them in the WCMA Loan and Security Agreement, dated December 16, 2003, between Customer and MLBFS, as amended, modified, supplemented, renewed or restated to date (the "Loan Agreement").

Date: _______________________


COLLEGIATE PACIFIC INC.

By: __________________________________________
    Signature

    __________________________________________
    Printed Name

    __________________________________________
    Title


================================================================================
INSTRUCTIONS: In accordance with the terms of the Loan Agreement (to which this original form of Borrowing Base Certificate is attached as Exhibit B-1), this Borrowing Certificate and the attached Annexations must be completed by you within 30 DAYS after the close of each fiscal month. MLBFS expects you to make copies of this original form of Borrowing Base Certificate and send them to MLBFS without notification or reminder. Additional copies will be provided to you upon request.
================================================================================

                       BORROWING BASE CALCULATION ANNEX TO
                           BORROWING BASE CERTIFICATE

As set forth in the Loan Agreement, the "Maximum WCMA Line of Credit" shall mean, as of any date of determination thereof, an amount equal to the lesser of:
(A) 80% of Customer's and Business Guarantors' aggregate Accounts and Chattel Paper, as shown on its regular books and records (excluding Accounts over 90 days old, Chattel Paper with installments or other sums more than 90 days past due, and Accounts directly or indirectly due from any person or entity not domiciled in the continental United States, Alaska or Hawaii, or from any shareholder, officer or employee of Customer or Business Guarantors or any affiliated entity or Accounts arising out of bonded jobs or retainage), plus 50% of Customer's and Business Guarantors' aggregate inventory, as shown on its regular books and records (excluding all work-in-process inventory) or (B) $20,000,000.00.

As of ___________, 20_____ (insert month-end date):


ACCOUNTS RECEIVABLE

      1.    Gross Accounts Receivable                       $___________
      2.    Less Ineligibles:
                 Past Due Over 60 days                      $(__________)
                 Cross-age 50%                              $(__________)
                 Affiliates                                 $(__________)
                 Sample Accounts Receivable                 $(__________)
                 Chargebacks                                $(__________)
                 Over 60 days Credits                       $(__________)
                 Government                                 $(__________)
      3.    Total Ineligible Accounts Receivable            $___________
      4.    Eligible Accounts Receivable                    $___________
      5.    Advance Rate on Accounts Receivable             80%
      6.    A/R AVAILABILITY                                $___________

INVENTORY

      1.    Inventory                                       $___________
      2.    Less Ineligibles:
               Work-in-Process                              $(__________)
               Slow Moving                                  $(__________)
               Packing/Supplies                             $(__________)
               Direct Ship Inventory                        $(__________)
               Inventory in SCR LOC                         $(__________)
      3.    Total Ineligible Inventory                      $___________
      4.    Eligible Inventory                              $___________
      5.    Advance Rate                                    50%
      6.    INVENTORY AVAILABILITY                          $___________

GROSS AVAILABILITY                                          $___________
LOAN BALANCE                                                $___________
EXCESS AVAILABILITY                                         $ __________